EXHIBIT 99.1

Worthington Steel Reports Second Quarter Fiscal 2025 Results

COLUMBUS, Ohio, December 18, 2024 – Worthington Steel, Inc. (NYSE: WS), a market-leading, value-added metals processing company, today reported financial results for the fiscal 2025 second quarter ended November 30, 2024.

Second Quarter Highlights (all comparisons to the second quarter of fiscal 2024):

•
Net sales of $739.0 million decreased 9% compared to $808.0 million.
•
Operating income of $18.9 million compared to operating loss of $8.8 million.
•
Net earnings attributable to controlling interest of $12.8 million compared to net loss attributable to controlling interest of $6.0 million.
•
Net earnings per diluted share attributable to controlling interest of $0.25 compared to net loss per dilutive share attributable to controlling interest of $0.12; Adjusted net earnings per diluted share attributable to controlling interest of $0.19 compared to $0.11.
•
Adjusted EBIT of $14.3 million compared to $6.6 million.
•
Executed a definitive agreement to acquire a controlling equity stake in Italy-based Sitem S.p.A. (together with its subsidiaries, Stanzwerk AG, Decoup S.A.S. and Sitem Slovakia spol. s r.o., “Sitem Group”). Sitem Group produces electric motor laminations and accessory products for automotive and industrial applications in Europe.
•
Declared a quarterly dividend of $0.16 per share payable on March 28, 2025, to shareholders of record at the close of business on March 14, 2025.

“Worthington Steel delivered a solid quarter despite headwinds across a number of end markets,” said Geoff Gilmore, president and CEO of Worthington Steel. “As we mark our first full year as a publicly traded, stand-alone company, Worthington Steel employees are driving our strategy and achieving new milestones. We continue to provide innovative solutions to our customers and partners, and we are well-positioned to capitalize on key end market trends with our high value-added solutions to generate returns for our shareholders.”

Financial highlights for the fiscal 2025 periods and the fiscal 2024 comparative periods are as follows:

(In millions, except volume and per share amounts)

	2Q 2025	2Q 2024	6M 2025	6M 2024
Volume (tons)	936,069	968,595	1,930,162	1,992,140

Net sales	$739.0	$808.0	$1,573.0	$1,713.8
Operating income (loss)	18.9	(8.8)	62.3	60.9
Net earnings (loss) attributable to controlling interest	12.8	(6.0)	41.2	52.5
Adjusted EBIT (Non-GAAP)(1)	14.3	6.6	53.7	87.1
Equity in net income (loss) of unconsolidated affiliate	(0.9)	3.8	0.4	12.8

Net earnings (loss) per diluted share attributable to controlling interest	$0.25	$(0.12)	$0.82	$1.07
Impairment of long-lived assets per diluted share (after-tax)	-	-	-	0.01
Separation costs per diluted share (after-tax)	-	0.23	-	0.29
Pension settlement gain per diluted share (after-tax)	(0.04)	-	(0.04)	-
Gain on land sale per diluted share (after-tax)	(0.02)	-	(0.02)	-
Adjusted net earnings per diluted share attributable to controlling interest (Non-GAAP)(1)	$0.19	$0.11	$0.76	$1.37

(1)
Results in both the current year period and prior year period were impacted by certain items, as further discussed in the Non-GAAP Financial Measures / Supplemental Data section later in this release.

Quarterly Results

Net sales for the second quarter of fiscal 2025 were $739.0 million, a decrease of $69.0 million, or 9%, compared to the prior year quarter. The decrease was driven primarily by lower volumes and direct selling prices. Direct tons sold decreased 5% and toll tons sold decreased 1% in the second quarter of fiscal 2025 compared to the prior year quarter. Direct selling prices decreased 4% in the second quarter of fiscal 2025 compared to the prior year quarter. The mix of direct tons versus toll tons processed was 55% to 45% in the second quarter of fiscal 2025 compared to 56% to 44% in the prior year quarter.

Gross margin increased by $19.8 million over the prior year quarter to $80.0 million. The increase was driven primarily by higher direct spreads, offset by lower volume. Direct spreads, up $31.1 million, were impacted by a $21.4 million favorable change from an estimated $34.8 million inventory holding loss in the prior year quarter to an estimated $13.4 million inventory holding loss in the second quarter of fiscal 2025.

Operating income increased $27.7 million from the prior year quarter to $18.9 million, primarily due to a $19.8 million increase in gross margin and a $14.9 million decrease in costs associated with the Company’s December 1, 2023, separation from Worthington Enterprises, Inc. (“Separation”), partially offset by a $7.0 million increase in selling, general and administrative (“SG&A”) expense as compared to the prior year quarter. The increase in SG&A expense was driven by an increase in wage and benefit costs, incremental costs of being a stand-alone public company, an increase in bad debt expenses, and additional professional fees associated with the Sitem Group transaction.

The Company reported net earnings attributable to controlling interest of $12.8 million, or $0.25 per diluted share, for its fiscal 2025 second quarter. For the prior year quarter, the Company recorded net loss attributable to controlling interest of $6.0 million, or $0.12 per diluted share.

Adjusted net earnings attributable to controlling interest of $9.7 million, or $0.19 per diluted share, compares to the prior year quarter adjusted net earnings attributable to controlling interest of $5.4 million, or $0.11 per diluted share. The current year quarter adjusted results exclude a $2.0 million after-tax pension settlement gain, or $0.04 per diluted share, and a $1.1 million after-tax gain on land sale, or $0.02 per diluted share. The prior year quarter adjusted results exclude an $11.4 million in after-tax Separation costs, or $0.23 per diluted share.

Balance Sheet, Cash Flow and Capital Allocation

As of November 30, 2024, the Company had cash and cash equivalents of $52.0 million. During the second quarter of fiscal 2025, net cash provided by operating activities equaled $68.0 million compared to $139.9 million in the prior year quarter. Investment in property, plant and equipment for the second quarter of fiscal 2025 equaled $34.8 million compared to $18.9 million in the prior year quarter. The increase in investment in property, plant and equipment was substantially related to the previously announced strategic expansions of the Company’s electrical steel operations in Mexico and Canada, as well as certain other assets. The Company generated free cash flow (as defined in the Non-GAAP Financial Measures / Supplemental Data section later in this release) of $33.2 million in the second quarter of fiscal 2025 compared to free cash flow of $121.0 million in the prior year quarter.

The Company ended the second quarter of fiscal 2025 with debt of $115.0 million under its revolving credit facility and $52.0 million in cash and cash equivalents, resulting in a net debt (as defined in the Non-GAAP Financial Measures / Supplemental Data section later in this release) position of $63.0 million.

The Board of Directors declared a quarterly dividend of $0.16 per common share. The dividend is payable on March 28, 2025, to shareholders of record at the close of business on March 14, 2025.

Conference Call

The Company will review fiscal 2025 second quarter results during its quarterly conference call on December 19, 2024, beginning at 8:30 a.m., Eastern Time. Details regarding the conference call are located in the investor section of the Company’s website at www.WorthingtonSteel.com.

About Worthington Steel

Worthington Steel (NYSE:WS) is a metals processor that partners with customers to deliver highly technical and customized solutions. Worthington Steel’s expertise in carbon flat-roll steel processing, electrical steel laminations and tailor welded solutions is driving steel toward a more sustainable future.

As one of the most trusted metals processors in North America, Worthington Steel and its approximately 5,000 employees harness the power of steel to advance its customers’ visions through value-added processing capabilities including galvanizing, pickling, configured blanking, specialty cold reduction, lightweighting and electrical lamination. Headquartered in Columbus, Ohio, Worthington Steel operates 32 facilities in seven states and six countries. Following a people-first Philosophy, commitment to sustainability and proven business system, Worthington Steel’s purpose is to generate positive returns by providing trusted and innovative solutions for customers, creating opportunities for employees and strengthening its communities.

Safe Harbor Statement

Selected statements contained in this release constitute “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company wishes to take advantage of the safe harbor provisions included in the Act. Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “anticipate,” “may,” “could,” “should,” “would,” “intend,” “plan,” “will,” “likely,” “expect,” “estimate,” “project,” “position,” “strategy,” “target,” “aim,” “seek,” “foresee” and similar words or phrases. These forward-looking statements include, without limitation, statements relating to: future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; the anticipated benefits of the Company’s separation from Worthington Enterprises, Inc. (the “Separation”); the expected financial and operational performance of, and future opportunities for, the Company following the Separation; the tax treatment of the Separation transaction; the leadership of the Company following the Separation; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto on economies and markets, and on our customers, counterparties, employees and third-party service providers; and other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow: our ability to successfully realize the anticipated benefits of the Separation; the effect of conditions in national and worldwide financial markets, including inflation, increases in interest rates and economic recession, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of Russia’s invasion of Ukraine); effects of sourcing and supply chain constraints; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages, interruption in utility services, civil unrest, international conflicts (especially in light of Russia’s invasion of Ukraine), terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation, interest rate increases and economic recession, as well as potential adverse impacts as a result of the Inflation Reduction Act of 2022, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations and considerations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission (“SEC”) and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effect of tax laws in the United States and potential changes for such laws, which may increase the Company's costs and negatively impact its operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the Company’s filings with the SEC, including those described in “Part I – Item 1A. – Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024.

Forward-looking statements should be construed in the light of such risks. The Company notes these factors for investors as contemplated by the Act. It is impossible to predict or identify all potential risk factors. Consequently, you should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and hereby disclaims, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WORTHINGTON STEEL, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS
(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2024	2023	2024	2023
Net sales	$739.0	$808.0	$1,573.0	$1,713.8
Cost of goods sold	659.0	747.8	1,392.6	1,525.1
Gross margin	80.0	60.2	180.4	188.7
Selling, general and administrative expense	61.1	54.1	118.1	107.9
Impairment of long-lived assets	-	-	-	1.4
Separation costs	-	14.9	-	18.5
Operating income (loss)	18.9	(8.8)	62.3	60.9
Other income (expense):
Miscellaneous income (expense), net	3.8	0.6	(2.1)	1.5
Interest expense, net	(2.1)	(0.2)	(4.7)	(0.7)
Equity in net income (loss) of unconsolidated affiliate	(0.9)	3.8	0.4	12.8
Earnings (loss) before income taxes	19.7	(4.6)	55.9	74.5
Income tax expense (benefit)	3.6	(2.5)	7.6	14.5
Net earnings (loss)	16.1	(2.1)	48.3	60.0
Net earnings attributable to noncontrolling interests	3.3	3.9	7.1	7.5
Net earnings (loss) attributable to controlling interest	$12.8	$(6.0)	$41.2	$52.5

Basic
Weighted average common shares outstanding(1)	49.5	49.3	49.4	49.3
Earnings (loss) per share attributable to controlling interest	$0.26	$(0.12)	$0.83	$1.07

Diluted
Weighted average common shares outstanding(2)	50.6	49.3	50.5	49.3
Earnings (loss) per share attributable to controlling interest	$0.25	$(0.12)	$0.82	$1.07

Common shares outstanding at end of period(1)	49.5	49.3	49.5	49.3

Cash dividends declared per share	$0.16	n/a	$0.32	n/a

(1)
Prior to the third quarter of fiscal 2024, reported Weighted average common shares outstanding (Basic) and Common shares outstanding at end of period reflects the basic shares at the Separation. This share amount is being utilized for the calculation of basic earnings per share for periods presented prior to the Separation.

(2)
Prior to the third quarter of fiscal 2024, reported Weighted average common shares outstanding (Diluted) reflects the basic shares at the Separation. This share amount is being utilized for the calculation of diluted earnings per share for periods presented prior to the Separation.

WORTHINGTON STEEL, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)

(Unaudited)

	November 30,	May 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$52.0	$40.2
Receivables, less allowances of $4.9 and $3.2, respectively	372.9	472.6
Inventories
Raw materials	135.9	150.2
Work in process	127.5	176.8
Finished products	79.6	78.3
Total inventories	343.0	405.3
Income taxes receivable	9.2	4.2
Assets held for sale	1.8	2.9
Prepaid expenses and other current assets	78.5	76.6
Total current assets	857.4	1,001.8
Investment in unconsolidated affiliate	130.4	135.0
Operating lease assets	68.8	72.9
Goodwill	79.5	79.6
Other intangible assets, net of accumulated amortization of $48.4 and $45.3, respectively	73.9	77.0
Deferred tax asset	8.5	8.5
Other assets	15.6	16.8
Property, plant and equipment:
Land	37.7	37.9
Buildings and improvements	178.3	177.1
Machinery and equipment	924.0	893.8
Construction in progress	110.0	83.6
Total property, plant and equipment	1,250.0	1,192.4
Less: accumulated depreciation	744.8	717.6
Total property, plant and equipment, net	505.2	474.8
Total assets	$1,739.3	$1,866.4

Liabilities and equity
Current liabilities:
Accounts payable	$285.5	$380.4
Short-term borrowings	115.0	148.0
Accrued compensation, contributions to employee benefit plans and related taxes	34.1	52.8
Dividends payable	9.0	8.7
Other accrued items	15.5	15.7
Current operating lease liabilities	7.4	7.6
Income taxes payable	1.2	5.2
Total current liabilities	467.7	618.4
Other liabilities	35.3	34.3
Noncurrent operating lease liabilities	64.6	68.3
Deferred income taxes	26.6	27.9
Total liabilities	594.2	748.9
Preferred shares, without par value; authorized – 1,000,000 shares; no shares issued or outstanding	-	-
Common shares, without par value; authorized – 150,000,000 shares; issued
and outstanding 49,482,982 shares and 49,331,514 shares, respectively	-	-
Additional Paid-in Capital	909.6	905.3
Retained Earnings	111.0	86.1
Accumulated other comprehensive loss, net of taxes of $(1.5) and $(1.7), respectively	(9.8)	(6.1)
Total Shareholders’ equity - controlling interest	1,010.8	985.3
Noncontrolling interests	134.3	132.2
Total equity	1,145.1	1,117.5
Total liabilities and equity	$1,739.3	$1,866.4

WORTHINGTON STEEL, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In millions)

(Unaudited)

	Six Months Ended
	November 30,
	2024	2023
Operating activities:
Net earnings	$48.3	$60.0
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	32.5	33.3
Impairment of long-lived assets	-	1.4
Benefit from deferred income taxes	(2.3)	(0.2)
Bad debt expense (income)	2.1	(0.4)
Equity in net income (loss) of unconsolidated affiliate, net of distributions	4.6	(12.8)
Net gain on sale of assets	(1.2)	(0.4)
Stock-based compensation	5.3	6.1
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	94.7	56.5
Inventories	62.4	48.3
Accounts payable	(99.6)	(49.9)
Accrued compensation and employee benefits	(18.7)	(2.7)
Other operating items, net	(5.5)	(20.0)
Net cash provided by operating activities	122.6	119.2

Investing activities:
Investment in property, plant and equipment	(56.3)	(36.2)
Proceeds from sale of assets, net of selling costs	1.1	0.8
Acquisitions, net of cash acquired	-	(21.0)
Net cash used in investing activities	(55.2)	(56.4)

Financing activities:
Transfers to the Former Parent, net	-	(51.4)
Proceeds from (repayments of) short-term borrowings, net	(25.0)	172.2
Proceeds from revolving credit facility borrowings - swing loans	223.8	-
Repayments of revolving credit facility borrowings - swing loans	(231.8)	-
Proceeds from issuance of common shares, net of tax withholdings	(1.7)	-
Payments to noncontrolling interests	(5.0)	(1.9)
Dividends paid	(15.9)	-
Net cash provided by (used in) financing activities	(55.6)	118.9

Increase in cash and cash equivalents	11.8	181.7
Cash and cash equivalents at beginning of period	40.2	32.7
Cash and cash equivalents at end of period	$52.0	$214.4

WORTHINGTON STEEL, INC.
NON-GAAP FINANCIAL MEASURES / SUPPLEMENTAL DATA
(In millions, except volume and per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also presents certain non-GAAP financial measures including (a) adjusted operating income, (b) adjusted earnings before income taxes, (c) adjusted income tax expense, (d) adjusted net earnings attributable to controlling interest, (e) adjusted net earnings per diluted share attributable to controlling interest, (f) net earnings (loss) before interest and taxes attributable to controlling interest (“EBIT”), (g) adjusted net earnings before interest and taxes attributable to controlling interest (“adjusted EBIT”), (h) net earnings before interest, taxes, depreciation and amortization attributable to controlling interest (“EBITDA”), (i) adjusted net earnings before interest, taxes, depreciation and amortization attributable to controlling interest (“adjusted EBITDA”), (j) free cash flow, (k) total debt less cash and cash equivalents (“net debt”), and (l) pro forma adjusted net earnings before interest and taxes attributable to controlling interest (“pro forma adjusted EBIT”).

These non-GAAP financial measures typically exclude impairment and restructuring charges (gains), but may also exclude other items that management believes are not reflective of, and thus should not be included when evaluating the performance of, the Company’s ongoing operations. Management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, and determine incentive compensation and believes these non-GAAP financial measures provide useful information to investors because they provide additional perspective on the performance of the Company’s ongoing operations. Additionally, management believes these non-GAAP financial measures provide useful information to investors because they allow for meaningful comparisons and analysis of trends in the Company’s business and enable investors to evaluate operations and future prospects in the same manner as management.

For the purposes of the subsequent tables, the non-GAAP measures have been adjusted for the items identified below:

•
Impairment of long-lived assets - impairments are excluded because they do not occur in the ordinary course of the Company’s ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, so their exclusion facilitates the comparison of historical and current financial results.
•
Separation costs - direct and incremental costs incurred in connection with the Separation from the Worthington Enterprises, Inc. (the “Former Parent”), including audit, legal, and other fees paid to third-party advisors as well as direct and incremental costs associated with the separation of shared corporate functions which are not part of the Company’s ongoing operations.
•
Tax indemnification adjustment - tax benefit and indemnification payable adjustments reported in miscellaneous income (expense), net and income tax expense related to an indemnification agreement with the former owners of Tempel Steel Company (“Tempel”) as a result of a first quarter of fiscal 2025 favorable tax ruling in one of the jurisdictions in which Tempel operates. The indemnification agreement, which was entered into with the former Tempel owners at the time the Company acquired Tempel, provides protection to the Company from rulings by tax authorities through the acquisition date.
•
Pension settlement gain - pension lift-out transaction to transfer a portion of the total projected benefit obligation of the Tempel pension plan to a third-party insurance company, which resulted in a pre-tax non-cash gain reported in miscellaneous income (expense), net, is excluded as it is not part of the Company’s ongoing operations.
•
Gain on land sale - sale of unused land on the campus of the Tempel subsidiary in China, which resulted in a pre-tax gain in miscellaneous income (expense), net, is excluded as it is not part of the Company’s ongoing operations.

The following provides a reconciliation to the non-GAAP financial measures adjusted operating income, adjusted earnings before income taxes, adjusted income tax expense, adjusted net earnings attributable to controlling interest and adjusted net earnings per diluted share attributable to controlling interest from the most comparable GAAP measures for the three- and six-month periods ended November 30, 2024, and November 30, 2023.

	Three Months Ended November 30, 2024
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$18.9	$19.7	$3.6	$12.8	$0.25
Pension settlement gain	-	(2.7)	(0.7)	(2.0)	(0.04)
Gain on land sale	-	(1.5)	(0.4)	(1.1)	(0.02)
Non-GAAP	$18.9	$15.5	$2.5	$9.7	$0.19

	Three Months Ended November 30, 2023
	Operating Income (Loss)	Earnings (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings (Loss) Attributable to Controlling Interest	Net Earnings (Loss) per Diluted Share Attributable to Controlling Interest
GAAP	$(8.8)	$(4.6)	$(2.5)	$(6.0)	$(0.12)
Separation costs	14.9	14.9	3.5	11.4	0.23
Non-GAAP	$6.1	$10.3	$1.0	$5.4	$0.11

	Six Months Ended November 30, 2024
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$62.3	$55.9	$7.6	$41.2	$0.82
Tax indemnification adjustment	-	4.4	4.4	-	-
Pension settlement gain	-	(2.7)	(0.7)	(2.0)	(0.04)
Gain on land sale	-	(1.5)	(0.4)	(1.1)	(0.02)
Non-GAAP	$62.3	$56.1	$10.9	$38.1	$0.76

	Six Months Ended November 30, 2023
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$60.9	$74.5	$14.5	$52.5	$1.07
Impairment of long-lived assets	1.4	1.4	0.2	0.7	0.01
Separation costs	18.5	18.5	4.3	14.2	0.29
Non-GAAP	$80.8	$94.4	$19.0	$67.4	$1.37

To further assist in the analysis of results for the periods presented, the following volume and net sales information for three- and six-month periods ended November 30, 2024, and November 30, 2023, has been provided along with a reconciliation of the non-GAAP financial measures, EBIT, adjusted EBIT and adjusted EBITDA to the most comparable GAAP measure, which is net earnings attributable to controlling interests. Net earnings margin is calculated by dividing net earnings (loss) attributable to controlling interest by net sales. Adjusted EBIT margin is calculated by dividing adjusted EBIT by net sales. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

	Three Months Ended
	November 30,
(In millions, except volume)	2024	2023
Volume (tons)	936,069	968,595
Net sales	$739.0	$808.0

Net earnings (loss) attributable to controlling interest	$12.8	$(6.0)
Interest expense, net	2.1	0.2
Income tax expense (benefit)	3.6	(2.5)
EBIT	18.5	(8.3)
Separation costs	-	14.9
Pension settlement gain	(2.7)	-
Gain on land sale	(1.5)	-
Adjusted EBIT	14.3	6.6
Depreciation and amortization	16.3	16.4
Adjusted EBITDA	$30.6	$23.0

Net earnings margin	1.7%	-0.7%
Adjusted EBIT margin	1.9%	0.8%
Adjusted EBITDA margin	4.1%	2.8%

	Six Months Ended
	November 30,
(In millions, except volume)	2024	2023
Volume (tons)	1,930,162	1,992,140
Net sales	$1,573.0	$1,713.8

Net earnings attributable to controlling interest	$41.2	$52.5
Interest expense, net	4.7	0.7
Income tax expense	7.6	14.5
EBIT	53.5	67.7
Impairment of long-lived assets(1)	-	0.9
Separation costs	-	18.5
Tax indemnification adjustment	4.4	-
Pension settlement gain	(2.7)	-
Gain on land sale	(1.5)	-
Adjusted EBIT	53.7	87.1
Depreciation and amortization	32.5	33.3
Adjusted EBITDA	$86.2	$120.4

Net earnings margin	2.6%	3.1%
Adjusted EBIT margin	3.4%	5.1%
Adjusted EBITDA margin	5.5%	7.0%

(1)
Excludes the noncontrolling interest portion of impairment of long-lived assets of $0.5 million in the prior year period.

The table below provides a reconciliation from net earnings (loss) attributable to controlling interest (the most comparable GAAP financial measure) to the non-GAAP financial measures, EBITDA and adjusted EBITDA, for each of the past five fiscal quarters and the 12 months ended November 30, 2024, and the 12 months ended August 31, 2024.

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
	2025	2025	2024	2024	2024
Net earnings (loss) attributable to controlling interest	$12.8	$28.4	$53.2	$49.0	$(6.0)
Interest expense, net	2.1	2.6	2.4	2.9	0.2
Income tax expense (benefit)	3.6	4.0	17.6	14.0	(2.5)
Depreciation and amortization	16.3	16.2	16.1	15.9	16.4
EBITDA	34.8	51.2	89.3	81.8	8.1
Separation costs	-	-	-	1.0	14.9
Tax indemnification adjustment	-	4.4	(2.8)	-	-
Pension settlement gain	(2.7)	-	-	-	-
Gain on land sale	(1.5)	-	-	-	-
Adjusted EBITDA	$30.6	$55.6	$86.5	$82.8	$23.0

Trailing 12 months adjusted EBITDA	$255.5	$247.9

The following provides a reconciliation of net cash provided by operating activities (the most comparable GAAP financial measure) to free cash flow for each of the past five fiscal quarters and the 12 months ended November 30, 2024. Free cash flow is a non-GAAP financial measure that management believes measures the Company’s ability to generate cash beyond what is required for its business operations and capital expenditures.

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
	2025	2025	2024	2024	2024
Net cash provided by operating activities	$68.0	$54.6	$35.6	$44.7	$139.9
Investment in property, plant and equipment	(34.8)	(21.5)	(44.8)	(22.4)	(18.9)
Free cash flow	$33.2	$33.1	$(9.2)	$22.3	$121.0

Trailing 12 months free cash flow	$79.4

The following provides a reconciliation of total debt (the most comparable GAAP financial measure) to the non-GAAP financial measure net debt. Net debt is calculated by subtracting cash and cash equivalents from total debt (defined as the aggregate of short-term borrowings, current maturities of long-term debt, and long-term debt). As of November 30, 2024, the Company had no long-term debt borrowings. The calculation of net debt as of November 30, 2024, is outlined below.

November 30,
2024
Total debt	$115.0
Less: cash and cash equivalents	(52.0)
Net debt	$63.0

To further assist in the analysis of results for the periods presented, the following information for the three-month periods ended November 30, 2024, and November 30, 2023, has been provided along with a reconciliation of net earnings attributable to controlling interest (the most comparable GAAP financial measure) to pro forma adjusted EBIT. Pro forma adjusted EBIT is a non-GAAP financial measure that management believes includes incremental and on-going impacts to the Company’s operating results as a stand-alone public company resulting from the Separation from the Former Parent. The pro forma financial information assumes the Separation occurred on June 1, 2022, the first day of the Company’s 2023 fiscal year.

The pro forma financial information has been prepared based upon the best available information and management estimates and is subject to assumptions and adjustments described in the accompanying footnotes. It is not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the pro forma financial information is being provided for informational purposes only, and is not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. Management believes these assumptions and estimates are reasonable, given the information available on the date of this release.

There were no incremental pro forma adjustments made for the three and six months ended November 30, 2024, given this period included the actual results of operating as a stand-alone public company. For the three and six months ended November 30, 2023, the adjustments included in the information below represent the adjustments for the period prior to the Separation.

	Three Months Ended
	November 30,
	2024	2023
Net earnings (loss) attributable to controlling interest	$12.8	$(6.0)
Interest expense, net	2.1	0.2
Income tax expense (benefit)	3.6	(2.5)
EBIT	18.5	(8.3)
Separation costs	-	14.9
Pension settlement gain	(2.7)	-
Gain on land sale	(1.5)	-
Adjusted EBIT	14.3	6.6
Pro Forma Adjustments:
Incremental steel supply agreement margin(1)	-	1.0
Incremental stand-alone corporate costs(2)	-	(4.1)
Total Pro Forma Adjustments	-	(3.1)
Pro Forma Adjusted EBIT	$14.3	$3.5

	Six Months Ended
	November 30,
	2024	2023
Net earnings attributable to controlling interest	$41.2	$52.5
Interest expense, net	4.7	0.7
Income tax expense	7.6	14.5
EBIT	53.5	67.7
Impairment of long-lived assets(3)	-	0.9
Separation costs	-	18.5
Tax indemnification adjustment	4.4	-
Pension settlement gain	(2.7)	-
Gain on land sale	(1.5)	-
Adjusted EBIT	53.7	87.1
Pro Forma Adjustments:
Incremental steel supply agreement margin(1)	-	1.9
Incremental stand-alone corporate costs(2)	-	(8.5)
Total Pro Forma Adjustments	-	(6.6)
Pro Forma Adjusted EBIT	$53.7	$80.5

(1)
Reflects the incremental margin on sales to the Former Parent under the steel supply agreement between the Company and the Former Parent.
(2)
Includes an increase in SG&A expense for the three and six months ended November 30, 2023, to capture the effects of recurring and ongoing costs required to operate the Company’s stand-alone corporate functions as well as public company costs, offset by lower corporate profit sharing and bonus expense post-separation than what was allocated to the Company in the combined financial statements due to the employee matters agreement with the Former Parent.
(3)
Excludes the noncontrolling interest portion of impairment of long-lived assets of $0.5 million in the prior year period.

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